CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Renminbi Yuan & Bond Fund regarding the Prospectus and Statement of Additional Information, a series of the Guinness Atkinson Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 30, 2011